Exhibit 99.3

Report of Independent Auditor

To the Board of Directors and Stockholders of
Armada Hoffler Properties, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the “Statement”) of Southshore Shops (the “Property”), as defined in Note 1 of the Statement, for the year ended December 31, 2015.

Management’s Responsibility for the Statement
Management is responsible for the preparation and fair presentation of this Statement, in accordance with accounting principles generally accepted in the United States of America, that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on this Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Property for the year ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter
As further discussed in Note 1, Armada Hoffler Properties, Inc. acquired the Property on August 4, 2016.

The accompanying Statement was prepared as described in Note 1 for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Property’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Cherry Bekaert LLP
Virginia Beach, Virginia
October 19, 2016

Southshore Shops
Statements of Revenues and Certain Operating Expenses
(In thousands)

	(Unaudited)
	Six Months Ended	Year Ended
	June 30, 2016	December 31, 2015
Revenues
Rental revenue	$359	$681
Tenant recoveries	90	151
Ancillary and other income	—	1
Total revenues	449	833

Certain operating expenses
Real estate taxes and insurance	40	82
Operating and maintenance	44	85
Management fees	18	33
Total certain operating expenses	102	200
Revenues in excess of certain operating expenses	$347	$633

See accompanying Notes to Statements of Revenues and Certain Operating Expenses.

Southshore Shops
Notes to Statements of Revenues and Certain Operating Expenses

1. Basis of Presentation

The accompanying statements of revenues and certain operating expenses include the operations of Southshore Shops, a retail property (the “Property”), which Armada Hoffler Properties, Inc. (the “Company”) acquired on August 4, 2016.

The accompanying statements of revenues and certain operating expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statements are not representative of the actual operations for the periods presented, as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such items include depreciation, amortization, interest expense, interest income and amortization of above- and below-market leases. The Company is not aware of any material factors during the year ended December 31, 2015 or the six months ended June 30, 2016 that would cause the reported financial information not to be indicative of future operating results.

The accompanying interim statement of revenues and certain operating expenses for the six months ended June 30, 2016 is unaudited. In the opinion of management, all adjustments, consisting only of normal and recurring adjustments considered necessary for a fair statement, have been included. The reported results are not necessarily indicative of the results that may be expected for the full year.

2. Summary of Significant Accounting Policies

Revenue Recognition

The Property recognizes rental revenue from tenants on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.

Tenant recoveries related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the applicable expenses are incurred. Tenant recoveries and reimbursable expenses are recognized and presented gross, as the Property is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier and bears the associated credit risk.

Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting periods to present the statements of revenues and certain operating expenses in conformity with accounting principles generally accepted in the United States. Actual results could differ from those estimates.

3. Minimum Future Lease Rentals (unaudited)

There are various lease agreements in place with tenants to lease space in the Property. As of June 30, 2016, the minimum future cash rents receivable under noncancelable operating leases in each of the next five years and thereafter are as follows:

(In thousands)
Six months ending December 31, 2016	$299
2017	702
2018	628
2019	439
2020	284
2021	229
Thereafter	662
$3,243

Leases generally require reimbursement of the tenant’s proportional share of common area, real estate taxes and other operating expenses, which are excluded from the amounts above.

4. Tenant Concentrations

For the six months ended June 30, 2016 (unaudited) and the year ended December 31, 2015, one tenant represented approximately 20% and 21%, respectively, of the Property’s rental revenues.

5. Related Party Transactions

An affiliate of the prior owner of the Property provided management services to the Property. For the six months ended June 30, 2016 (unaudited) and the year ended December 31, 2015, management fees of approximately $18,000 and $33,000, respectively, were included in the statements of revenues and certain operating expenses.

6. Commitments and Contingencies

The Property is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the ultimate settlement of these actions will not have a material adverse effect on the Property’s results of operations.

7. Subsequent Events

Management evaluated subsequent events through October 19, 2016, the date the financial statements were available to be issued.

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